                                                                    EXHIBIT 16.1


Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments in the third sentence under the heading "Change in Independent Auditors" in the Registration Statement on Form S-1 of WaveSplitter Technologies, Inc., dated October 4, 2000.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Jose, California

October 4, 2000